UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
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NII Holdings, Inc.
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In connection with its 2017 Annual Meeting of Stockholders, NII Holdings, Inc. (the “Company”) has filed a proxy statement and other documents regarding the 2017 Annual Meeting with the Securities and Exchange Commission and has mailed or emailed the definitive proxy statement and a proxy card to each stockholder of record entitled to vote at the 2017 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the 2017 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at www.proxyvote.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2017 Annual Meeting. Information regarding the Company’s directors and executive officers is available in the Company’s 2016 Annual Report on Form 10-K, which was filed with the SEC on March 9, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.

The following is a press release containing a statement issued by the Board of Directors of the Company to stockholders on May 17, 2017:

BOARD OF DIRECTORS OF NII HOLDINGS ISSUES
STATEMENT

RESTON, Va., May 17, 2017 - The Board of Directors of NII Holdings, Inc. [NASDAQ: NIHD] has issued the following statement to the stockholders of the Company:

Effective May 17, 2017, Ricardo Knoepfelmacher has stepped down from the Corporate Governance and Nominating Committee of the Board of Directors. Robert Schriesheim, an independent member of the Board of Directors, has joined the Corporate Governance and Nominating Committee.

In addition, over the last 12 months the Company has proactively taken measures that have led to improvements in its internal control over financial reporting. The Company previously disclosed in its annual reports for the years ended December 31, 2015 and 2014 that its internal control over financial reporting was not effective due to a material weakness at Nextel Brazil, the Company’s operating subsidiary in Brazil.  Specifically, Nextel Brazil did not establish an effective control environment and monitoring activities, including an organizational structure with sufficiently trained resources where supervisory roles, responsibilities and monitoring activities were aligned with financial reporting objectives.  Throughout 2015 and 2016, management took a number of actions to improve the control environment and risk assessment processes. In connection with the evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures for the year ended December 31, 2016, management believed that the control deficiencies pertaining to this material weakness were remediated.

The Company also disclosed that its internal control over financial reporting was not effective as of December 31, 2016 due to a material weakness in Nextel Brazil’s control environment and information and communication processes. The control environment was not effective because an appropriate tone at the top was not established at Nextel Brazil, which could result in management override of internal control over financial reporting. Also, the information and communication process was not effective because the Company did not identify information necessary to account for leases, certain accrued liabilities and operating expenses. Management has taken several actions to address this material weakness, including providing additional training to Nextel Brazil employees. In addition, on April 25, 2017, Nextel Brazil hired Roberto Rittes as its new chief executive officer. Mr. Rittes is expected to bring an increased commitment to establishing an appropriate tone at the top in Brazil by reinforcing compliance with the Company’s code of conduct and other corporate policies.

Finally, the Board confirmed that it reviewed the results of the say-on-pay vote held at the 2016 annual meeting and members of management discussed executive compensation in the context of spending at the Company’s headquarters with certain of the Company’s stockholders. In light of these discussions, the Board determined that the executive compensation decisions made in early 2016, which resulted in no increase to base salary or target bonus potential for the Company’s executive officers, were appropriate. In addition, no equity compensation was provided to executive officers in 2016, resulting in a significant reduction in target compensation for executive officers in 2016. The Chief Executive Officer’s year-over-year target compensation was reduced by over 70% and his total compensation as calculated pursuant to the Summary Compensation Table was reduced by over 60%.

In addition, in 2016 the Board focused its executive officers and employees on cash management and cash savings through the use of revenue, adjusted EBITDA and cash flow performance measures for the Company’s 2016 cash bonus program. As a result, the Company’s segment earnings, defined as operating income (loss) before depreciation, amortization, impairment, restructuring and other charges, improved by $185 million from a loss of $155 million during the combined period ended December 31, 2015 to $30 million for the year ended December 31, 2016. Additionally, the Company’s capital expenditures were reduced by $91 million, or 63%, over the same period. The resulting 2016 bonus payouts reflect employees’ success in improving the Company’s cash management and cash utilization during 2016.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding establishing tone at the top and an environment of compliance, and the remediation of the Company’s material weakness are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, management’s ability to establish an appropriate tone at the top and to strengthen Nextel Brazil’s environment of ethics and compliance. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com
***

Additional Information Relating to Results

Segment Earnings

	Successor Company		Predecessor Company	Combined
	Year Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2015
	(dollars in millions)
Operating revenues Service and other revenues	$963.2	$501.1	$643.9	$1,145.0
Handset and accessory revenues	21.8	28.3	39.8	68.1
	985.0	529.4	683.7	1,213.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	364.6	212.9	256.1	469.0
Cost of handsets and accessories	29.3	46.9	121.1	168.0
Selling, general and administrative	560.8	311.7	419.7	731.4
Segment earnings (losses)	30.3	(42.1)	(113.2)	(155.3)

Capital Expenditures

	Successor Company		Predecessor Company	Combined
	Year Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2015
	(dollars in millions)
Capital expenditures	$51.3	$72.6	$69.2	$141.8

As a result of the application of fresh start accounting and other events related to the Company’s reorganization under Chapter 11, the Company’s financial results for the year ended December 31, 2016 and the six months ended December 31, 2015 are prepared under a new basis of accounting and are not directly comparable to the financial results for the six months ended June 30, 2015. For purposes of comparison to the year ended December 31, 2016, segment earnings for the six months ended December 31, 2015 have been combined with segment earnings for the six months ended June 30, 2015. A similar method has been used for capital expenditures.